Exhibit 99.7

Albemarle announces change in pension accounting

BATON ROUGE, LA, November 15, 2012 – Albemarle Corporation (NYSE: ALB), a leader in the global specialty chemicals market, announced today that it plans to change its method of accounting for deferred actuarial gains and losses relating to its global pension and other postretirement benefit (OPEB) plans to a more preferable method in accordance with generally accepted accounting principles in the United States (GAAP). This new accounting method, referred to as mark-to-market (MTM) accounting, will be adopted in the fourth quarter 2012 and will be retrospectively applied to the Company’s financial results for all periods to be presented in its annual report on Form 10-K for the year ended December 31, 2012.

“We believe this accounting change will provide greater transparency to our operating results that will allow investors to more clearly evaluate the Company’s underlying operating performance by recognizing actuarial gains and losses from our pension and OPEB plans in the year in which the gains and losses occur, rather than amortizing them over future periods,” said Scott Tozier, Albemarle’s Senior Vice President and Chief Financial Officer. “This change will also improve transparency by recognizing the effects of economic and interest rate trends on pension and OPEB plan investments and assumptions in the year changes in these trends occur. This methodology is preferable under GAAP since it aligns more closely with fair value principles. Also, this accounting change has no impact on benefits received by participants of these plans or on the Company’s related funding obligations.”

Under MTM accounting, the Company’s pre-tax pension and OPEB costs for the nine-month period ended September 30, 2012 would have been lower than previously reported by approximately $45 million. These lower costs would have resulted in an increase in diluted earnings per share of approximately $0.32 for the nine months ended September 30, 2012.

About Albemarle

Albemarle Corporation, headquartered in Baton Rouge, Louisiana, is a leading global developer, manufacturer and marketer of highly-engineered specialty chemicals for consumer electronics, petroleum refining, utilities, packaging, construction, automotive/transportation, pharmaceuticals, crop protection, food-safety and custom chemistry services. Albemarle is committed to global sustainability and is advancing its eco-practices and solutions in its three business segments, Polymer Solutions, Catalysts and Fine Chemistry. Corporate Responsibility Magazine selected Albemarle to its prestigious “100 Best Corporate Citizens” list for 2010 and 2011. Albemarle employs approximately 4,000 people and serves customers in approximately 100 countries. Albemarle regularly posts information to www.albemarle.com, including notification of events, news, financial performance, investor presentations and webcasts, Regulation G reconciliations, SEC filings and other information regarding the Company, its businesses and markets served.

Forward-Looking Statements

Some of the information presented in this press release, including, without limitation, statements with respect to product development, changes in productivity, market trends, price and mix changes, expected growth, outlook and all other information relating to matters that are not historical facts may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. There can be no assurance that actual results will not differ materially. Factors that could cause actual results to differ from expectations include, without limitation: changes in economic and business conditions; changes in financial and operating performance of our major customers and industries and markets served by us; the timing of orders received from customers; the gain or loss of significant customers; competition from other manufacturers; changes in the demand for our products; limitations or prohibitions on the manufacture and sale of our products; availability of raw materials; changes in the

Exhibit 99.7

cost of raw materials and energy and in our ability to pass through increases; acquisitions and divestitures, and changes in performance of acquired companies; fluctuations in foreign currencies; changes in laws and government regulation impacting our operations or our products; the occurrence of claims or litigation; the occurrence of natural disasters; the inability to maintain current levels of product or premises liability insurance or the denial of such coverage; political unrest, including terrorism or hostilities; political instability affecting our manufacturing operations or joint ventures; changes in accounting standards; the inability to achieve results from our global manufacturing cost reduction initiatives as well as our ongoing continuous improvement and rationalization programs; changes in the jurisdictional mix of our earnings; changes in monetary policies or inflation or interest rates, which may impact our ability to raise capital or increase our cost of funds, the performance of our pension fund investments and our pension expense and funding obligations; volatility and substantial uncertainties in the debt and equity markets; technology or intellectual property infringement and other risks; decisions we may make in the future; and the other factors detailed from time to time in the reports we file with the SEC, including those described under “Risk Factors” in our Annual Report on Form 10-K and our 2012 Quarterly Reports on Form 10-Q.

Media Contact: Ashley Mendoza, (225) 388-7137, Ashley.Mendoza@albemarle.com

Investor Relations Contact: Lorin Crenshaw, (225) 388-7322, Lorin.Crenshaw@albemarle.com